Exhibit 10.5

EXECUTION COPY

PRIVATE STUDENT LOAN SALE AGREEMENT

This Private Student Loan Sale Agreement (the “Agreement”) is made and entered into as of April 18, 2017 (the “Effective Date”), by and between NAVIENT CREDIT FINANCE CORPORATION, a Delaware corporation (the “Purchaser”), and JPMORGAN CHASE BANK, N.A., a national banking association (the “Seller”).

RECITALS

WHEREAS, the Seller desires to sell a portfolio of private student loans to the Purchaser, and the Purchaser is willing to purchase such student loan portfolio from the Seller on the terms and conditions set forth in this Agreement; and

WHEREAS, the parties desire to provide for the purchase of such portfolio of private student loans by the Purchaser on one or more purchase dates, if necessary or advisable to accommodate the orderly transfer of servicing;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01    Certain Definitions. Except as otherwise specified herein or as the context may otherwise require, for purposes of this Agreement, the following terms have the meaning specified:

“Action” has the meaning assigned to such term in Section 9.03.

“AES” means The Pennsylvania Higher Education Assistance Agency.

“AES Corrections File” means the summary document entitled “Post Closing Corrections – AES” which was uploaded to the Data Room on April 17, 2017.

“AES Servicing Agreement” means that certain Master Loan Servicing Agreement dated as of July 30, 2014, by and between the Seller and AES, together with Schedule 1 thereto dated as of July 30, 2014, as amended by the First Amended and Restated Schedule 1 dated as of March 21, 2017.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person, and the term “control” (as well as the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by Contract or otherwise.

“Agreement” has the meaning assigned to such term in the preamble hereto.

“Applicable Law and Regulation” means applicable law, rule, regulation, governmental order or decree, or any legal or administrative process or proceeding.

“Bankruptcy Loan” means any Loan the Borrower of which is the subject of an ongoing bankruptcy proceeding as of the applicable Purchase Date as reported or reflected in AES’ servicing system.

“Bill of Sale” means the bill of sale in the form set forth as Exhibit B hereto.

“Blanket Endorsement” means the blanket endorsement in the form set forth as Exhibit B hereto.

“Borrower” means any Person who is an obligor on a Loan, including, without limitation, any guarantor, co-signor, insurer or surety bond provider.

“Borrower Benefits” has the meaning assigned to such term in Section 2.06.

“Business Day” means any day other than a Saturday or a Sunday on which commercial banking institutions are not required or authorized to be closed in New York, New York.

“CFPB” means the United States Consumer Financial Protection Bureau.

“Charged-Off Loan” means a defaulted loan that is 120 days or more past due, or which a Third-Party Servicer has ceased to service pursuant to the Seller’s charge-off procedures set forth within the AES Servicing Agreement, but excluding any Bankruptcy Loan or Post-Bankruptcy Loan that was not 120 or more days past due at the time that the related Borrower became the subject of a bankruptcy proceeding.

“Claim Notice” has the meaning assigned to such term in Section 9.03.

“Confidential Information” means (a) all information (whether oral, electronic and/or written or otherwise) that is furnished by or on behalf of the Seller to the Purchaser or its Representatives, or by or on behalf of the Purchaser to the Seller or its Representatives, in connection with this Agreement or the transactions contemplated hereby and (b) all notes, analyses, compilations, studies, interpretations, memoranda or other documents (regardless of the form) prepared by or on behalf of the Purchaser or its Representatives containing, in whole or in part, or generated from and reflecting, any information referenced in the immediately preceding sub-clause (a); provided that, notwithstanding the foregoing, the term “Confidential Information” does not include information that (i) is or becomes generally available to the public other than as a result of disclosure by the Purchaser or the Seller, as applicable, or its respective Representatives in violation of this Agreement; (ii) is or becomes available to the Purchaser or the Seller, as applicable, or its respective Representatives on a non-confidential basis from a source other than the other party or its Representatives in connection with this Agreement or the transactions contemplated hereby; provided, however, that such source is not known by the Purchaser or the Seller, as applicable, or its respective Representatives to be prohibited from transmitting such information to the Purchaser, its Affiliates or its Representatives by a

contractual, legal, fiduciary or other obligation, (iii) has been independently developed by or on behalf of the Purchaser or its Affiliates without reference to or use of any Confidential Information, (iv) Customer Information relating to any Purchased Loan or (v) any historical performance data, static pool data, loan pool stratifications or other data of the type customarily disclosed to student loan securitization or whole loan investors, whether by custom, practice of the Purchaser or as required by Applicable Law.

“Contract” means any contract, agreement, indenture, note, bond, mortgage, loan, instrument, lease or license.

“Cure Period” has the meaning assigned to such term in Section 6.01(a).

“Customer Information” has the meaning assigned to such term in Section 10.01(d).

“Data Room” means the JPMorgan Chase [****] 2016 data room [****] maintained for purposes of the transactions contemplated by this Agreement, and including all documents and files saved in such data room at 9:00 a.m. on the Effective Date as well as any other documents and files saved after Effective Date to the extent agreed to by the Parties.

“Debtor Relief Laws” means any and all applicable liquidation, conservatorship, bankruptcy, insolvency, rearrangement, moratorium, reorganization or similar debtor relief laws and usual principles of equity affecting the rights of creditors generally from time to time in effect in any State or under the laws of the United States.

“Deductible Amount” means $[****] per annum.

“Delinquent Purchased Loan” means any Purchased Loan which is more than 60 days past due as of the applicable Purchase Date as reported or reflected in AES’ servicing system.

“Dispute Notice” has the meaning assigned to such term in Section 9.03.

“Effective Date” has the meaning assigned to such term in the preamble hereto.

“E-Sign” or “E-Signed” means the process by which a Loan was electronically signed.

“Estimated Purchase Price” means, with respect to any Purchased Loans, the Purchase Price as determined as of the applicable Purchase Date based upon the applicable Purchase Date Portfolio File, which amount shall be used as an estimate of the Purchase Price for such Purchased Loans for purposes of settlement on such Purchase Date.

“FCRA” has the meaning assigned to such term in Section 10.01(d).

“Final Purchase Price” has the meaning assigned to such term in Section 2.02.

[****]	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits information subject to the confidentiality request. Omissions are designated with brackets containing asterisks. As part of our confidential treatment request, a complete version of this exhibit has been filed separately with the U.S. Securities and Exchange Commission.

“Financing Agreements” means [****], in each case substantially on the terms described in the commitment letter from the Seller to the Purchaser dated April 18, 2017.

“GLBA” has the meaning assigned to such term in Section 10.01(d).

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Indemnified Person” has the meaning assigned to such term in Section 9.03.

“Indemnifying Person” has the meaning assigned to such term in Section 9.03.

“Initial Purchase Date” means the first Purchase Date occurring on or after the Effective Date, which date shall be the earliest practicable date following the date on which the parties mutually agree that the conditions of purchase set forth in Section 3.01 have been satisfied.

“Limited Performance Post-Bankruptcy Purchased Loan” means any Purchased Loan which is a Post-Bankruptcy Loan and with respect to which six or fewer scheduled payments have been made since the termination of the applicable bankruptcy proceeding as reported or reflected in AES’ servicing system.

“Loan” means a private education loan.

“Loan Documents” means, with respect to a Purchased Loan, all documents and other documentation or information relating to such Purchased Loan that have been delivered to or created by or on behalf of AES and are held by AES, whether in paper, electronic, digital, or other form or format, including but not limited to:

(i)    the loan application, and any supplement thereto;

(ii)    original promissory note and any addendum thereto (or a certified copy thereof if more than one loan is represented by a single promissory note and all loans so represented are not being sold) or the electronic records therefor;

(iii)    if applicable, any other document and/or record which the Seller or the Servicer or other agent may be required to retain pursuant to the program under which such Loan was originated;

(iv)    payment history (or similar documentation) including:

(A)    an indication of the Principal Balance and the date through which interest has been paid, each as of the related date of determination; and

[****]	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits information subject to the confidentiality request. Omissions are designated with brackets containing asterisks. As part of our confidential treatment request, a complete version of this exhibit has been filed separately with the U.S. Securities and Exchange Commission.

(B)    an accounting of the allocation of all payments by the Borrower or on the Borrower’s behalf to principal and interest on such Loan;

(v)    if applicable, documentation which supports periods of current or past deferment or past forbearance;

(vi)    if applicable, a collection history, if such Loan was ever in a delinquent status, including detailed summaries of contacts and including the addresses or telephone numbers used in contacting or attempting to contact the related Borrower and any endorser;

(vii)    if applicable, evidence of all requests for skip-tracing assistance and current address of the related Borrower, if located; and

(viii)    if applicable, a record of any event resulting in a change to or confirmation of any data in the Loan file.

“Loan Loss” has the meaning assigned to such term in Section 6.01.

“Loan Schedule” means the schedule of Loans attached as Exhibit A to this Agreement.

“Loss” has the meaning assigned to such term in Section 9.01.

“Northland” means Northland Group, Inc.

“Northland Services Agreement” means that certain Master Agreement dated as of September 1, 2014, by and between the Seller and Northland (as assignee of Accounts Receivable Management, Inc.), together with Schedule One – Pre-Charge Off Services thereto dated as of November 1, 2014, as amended by that certain letter agreement dated as of April 2, 2015.

“Note” means the original promissory note executed by a Borrower (or electronic records evidencing the same) to evidence such Borrower’s obligation to repay the related Loan.

“Notice Period” has the meaning assigned to such term in Section 9.03.

“Performing Post-Bankruptcy Purchased Loan” means any Purchased Loan which is a Post-Bankruptcy Loan and with respect to which more than six scheduled payments have been made since the termination of the applicable bankruptcy proceeding as reported or reflected in AES’ servicing system.

“Person” means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Authority or other entity.

“Pleadings” has the meaning assigned to such term in Section 5.03(a).

“Portfolio File” means, collectively, the electronic files reflecting loan characteristics of the applicable Loans and produced by AES in a format consistent with the data files labeled “AES MR50”, “AES Benefits File” “Chase Additional Attributes File” and “Index Grid File” uploaded to the Data Room.

“Post-Bankruptcy Loan” means any Loan the Borrower of which was, prior to the applicable Purchase Date, the subject of a bankruptcy proceeding, and which bankruptcy proceeding has subsequently been closed by the applicable court and the principal of and accrued interest on such Loan has not been discharged by the bankruptcy court.

“Post-Purchase Portfolio File” means, with respect to any Purchased Loan, the Portfolio File delivered by or on behalf of the Seller to the Purchaser reflecting the loan characteristics of such Purchased Loan as of such Purchase Date.

“Power of Attorney” means the power of attorney in the form set forth as Exhibit C hereto.

“Pre-Effective Date Portfolio File” means the Portfolio File delivered by or on behalf of the Seller to the Purchaser reflecting loan characteristics as of February 28, 2017.

“Pre-Purchase Portfolio File” means, with respect to any Purchased Loan, the Portfolio File delivered by or on behalf of the Seller to the Purchaser reflecting the loan characteristics of such Purchased Loan as of the last day of the calendar month that is the second month preceding the month in which the applicable Purchase Date occurs.

“Principal Balance” means the original principal amount of a Loan, including capitalized interest and capitalized origination fees and accrued and unpaid interest to be capitalized, charged to and payable by the Borrower or cosigner, as applicable, less principal payments received.

“Purchase Date” means with respect to a Purchased Loan, the date of transfer and payment with respect to such Purchased Loan, which date shall be no later than December 31, 2017, or such later date as the parties hereto may agree.

“Purchase Price” has the meaning assigned to such term in Section 2.02.

“Purchased Loans” has the meaning assigned to such term in Section 2.01.

“Purchaser” has the meaning assigned to such term in the preamble hereto.

“Purchaser Indemnified Person” has the meaning assigned to such term in Section 9.01.

“Purchaser Review Period” shall mean a period commencing on the date on which the Seller has notified the Purchaser in writing or the Purchaser has otherwise reasonably determined that an event has occurred that would preclude the Seller from satisfying the closing condition required under Section 3.01(b)(i) (other than with respect to Section 4.01(a)(vi)) and ending on the date that is thirty (30) days following such notice or determination.

“Regulatory Proceeding” means any truth-in-lending, fair lending, predatory or abusive lending, unfair collection practices, equal credit opportunity, privacy of information or other consumer regulatory action (either formal or informal), suit, proceeding, investigation, claim, allegation, or adverse determination by or before a Governmental Authority.

“Representatives” means, with respect to any Person, the Affiliates of such Person, and the respective directors, officers, employees, agents, representatives, advisors (including financial advisors, accountants, attorneys and actuaries) of such Person and its Affiliates.

“Seller” has the meaning assigned to such term in the preamble hereto.

“Seller Breach” has the meaning assigned to such term in Section 6.01.

“Seller Indemnified Person” has the meaning assigned to such term in Section 9.02.

“Seller Review Period” shall mean a period commencing on the date on which the Purchaser has notified the Seller in writing or the Seller has otherwise reasonably determined that an event has occurred that would preclude the Purchaser from satisfying the closing condition required under Section 3.01(d)(i) or (iv) and ending on the date that is thirty (30) days following such notice or determination.

“Seller’s Knowledge” means the actual knowledge of any of the officers of the Seller listed on Schedule I hereto, it being understood that any representation or warranty made to “Seller’s Knowledge” is made solely to the extent that any such officer has actual knowledge of the matter being represented and does not imply or suggest that the representation is otherwise in fact correct.

“Seller’s Policies and Servicing Practices” means the policies and practices of the Seller for the origination, servicing and collection of Loans, which are attached hereto as Exhibit F.

“Servicer” means AES.

“Servicing Agreement” means the AES Servicing Agreement and the Northland Services Agreement.

“Third Party Claim” means any claim, suit, proceeding, regulatory action, demand or other action asserted by any Person other than the Seller, the Purchaser and their respective Affiliates.

“Third-Party Servicer” means AES, Northland and their respective Affiliates, designees and subcontractors.

“Transaction Information” has the meaning assigned to such term in Section 10.02.

“UCC” means the Uniform Commercial Code of the State of New York.

SECTION 1.02    Accounting Terms and Determinations. Unless otherwise defined or specified herein, all accounting terms shall be construed herein and all accounting determinations hereunder shall be made in accordance with GAAP.

SECTION 1.03    Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding.”

SECTION 1.04    Interpretation. (a) When used in this Agreement, unless a contrary intention appears: (i) a term has the meaning assigned to it; (ii) “or” is not exclusive; (iii) “including” means “including without limitation”; (iv) words in the singular include the plural and words in the plural include the singular; (v) any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; (vi) references to a Person are also to its successors and permitted assigns; (vii) the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision hereof; (viii) references contained herein to Section, Schedule and Exhibit, as applicable, are references to Sections, Schedules and Exhibits in this Agreement unless otherwise specified; (ix) references to “writing” include printing, typing, lithography and other means of reproducing words in a visible form; and (x) the term “proceeds” has the meaning set forth in the applicable UCC.

(b)    The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring either party hereto by virtue of the authorship of any provision of this Agreement.

ARTICLE II

PURCHASE AND SALE OF LOANS

SECTION 2.01    Purchase and Sale of Loans.

(a)    Subject to the terms and conditions and in reliance on the representations, warranties and agreements hereinafter set forth, the Seller agrees to sell to the Purchaser and the Purchaser agrees to purchase from the Seller, from time to time on one or more Purchase Dates occurring after the Effective Date, all of the Seller’s right, title and interest in and to the Loans identified on the Loan Schedule (the “Purchased Loans”).

(b)    The conveyance by the Seller under this Agreement shall be without recourse (except as is otherwise expressly set forth in this Agreement) and shall constitute the sale, transfer, assignment, setting over and in all other respects the conveyance to the Purchaser of all right, title and interest of the Seller in and to:

(i)    the Purchased Loans, including the underlying Notes and other Loan Documents;

(ii)    all collections, revenues and recoveries of principal and interest from the Purchased Loans, including all Borrower payments to the extent due or to become due or to the extent accruing on the Purchased Loans on and after the applicable Purchase Date;

(iii)    the servicing rights relating to the Purchased Loans; and

(iv)    the proceeds of any and all of the foregoing received on and after the applicable Purchase Date.

SECTION 2.02    Consideration.

(a)    On each Purchase Date, the Purchaser shall purchase the Purchased Loans to be purchased on such date from the Seller at a purchase price (the “Purchase Price”) equal to the sum of the following:

(i)     with respect to Purchased Loans which are not Post-Bankruptcy Loans or Bankruptcy Loans,

[****]

(ii)     with respect to Purchased Loans which are Post-Bankruptcy Loans,

[****]

(iii)    with respect to Purchased Loans which are Bankruptcy Loans, [****].

Notwithstanding the foregoing, if the Initial Purchase Date for the Purchased Loans shall occur on a date after July 31, 2017 and the Purchaser has notified the Seller, or the Seller has notified the Purchaser, in writing that a change in market conditions has occurred that has caused the market price of the Loans to be materially different than the foregoing Purchase Price, the parties agree that they shall negotiate in good faith to determine an appropriate Purchase Price for any Loans remaining to be purchased in light of then-current market conditions; provided, however, that (x) the Seller shall not be required to negotiate as set forth in this sentence during a Seller Review Period and (y) the Purchaser shall not be required to negotiate as set forth in this sentence during a Purchaser Review Period. The Purchaser shall pay the Estimated Purchase Price for each Purchased Loan not later than 2:00 p.m. (New York City time) by wire transfer of immediately available funds on the applicable Purchase Date to such account as the Seller shall direct in writing to the Purchaser prior to the applicable Purchase Date. The purchase and sale of the Purchased Loans shall be evidenced by the Bill of Sale duly executed and delivered by the Seller in connection with each Purchase Date.

[****]	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits information subject to the confidentiality request. Omissions are designated with brackets containing asterisks. As part of our confidential treatment request, a complete version of this exhibit has been filed separately with the U.S. Securities and Exchange Commission.

(b)    No later than five (5) Business Days after each Purchase Date, the Seller shall deliver to the Purchaser a calculation of the Purchase Price determined as of such Purchase Date (the “Final Purchase Price”) and a Post-Purchase Portfolio File with respect to the applicable Purchased Loans. The Purchaser shall have five (5) Business Days to review and comment on the Seller’s calculation of the Final Purchase Price. If during this five (5) Business Day period the Purchaser notifies the Seller that the Purchaser disagrees with these calculations, the Seller and the Purchaser will meet to attempt to resolve any differences. If they are unable to agree on the adjustments within the next thirty (30) days, then the Seller and the Purchaser will be free to pursue an additional review by jointly selecting an independent accounting firm to review the calculations and make a determination as to the Final Purchase Price. If the Purchaser and the Seller are unable to agree on an accounting firm, then they will apply to the American Arbitration Association to make the selection. The independent accounting firm selected pursuant to this Section 2.02(b) is referred to herein as the “Arbitration Firm”. The Arbitration Firm will be instructed to complete its review within twenty (20) days and to calculate the Final Purchase Price in accordance with this Section 2.02. The decision of the Arbitration Firm will be final and binding on the Seller and the Purchaser.

(c)    If the Final Purchase Price is greater than the Estimated Purchase Price, then the Purchaser shall pay to the Seller the amount of such difference. If the Final Purchase Price is less than the Estimated Purchase Price, then the Seller shall pay to the Purchaser the amount of such difference. The payment of any amount pursuant to this Section 2.02(c) shall be made, together with interest thereon accrued from the applicable Purchase Date until the date of such payment at a rate per annum equal to the “prime rate” published in the Wall Street Journal, within thirty (30) days of the applicable Purchase Date (or, if the Purchaser has disputed the Seller’s calculation of the Final Purchase Price, the date on which the Final Purchase Price has been determined pursuant to Section 2.02(b)), by wire transfer of immediately available funds in accordance with the instructions of the payee thereof.

(d)    Not later than the last day of each month following the Initial Purchase Date, the Seller shall notify the Purchaser if any of the items described in the AES Corrections File have been corrected. If such corrections result in a revised Principal Balance of any Purchased Loans, the parties will arrange for settlement of an adjustment to the Purchase Price paid for the affected Purchased Loans in a mutually acceptable manner based on such revised Principal Balances. Notwithstanding anything to the contrary herein, the parties agree that such adjusted Purchase Price, if in favor of the Purchaser, shall not be subject to the Deductible Amount or the $[****] limit on indemnities described in Section 9.01. The Seller shall continue to work with AES and the Purchaser to complete the corrections until they have been satisfied.

SECTION 2.03    Retention of Documents and Customer Information. Notwithstanding the sale of the Purchased Loans, the Seller shall be entitled to retain copies of all Loan Documents and Customer Information subject to the requirements and restrictions of this Agreement regarding Customer Information, and the adopted document retention policies of

[****]	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits information subject to the confidentiality request. Omissions are designated with brackets containing asterisks. As part of our confidential treatment request, a complete version of this exhibit has been filed separately with the U.S. Securities and Exchange Commission.

the Seller or its Affiliates. Any copy of a Note retained by the Seller shall be clearly labeled as a copy. Except to the extent required under Applicable Law and Regulation, nothing in this Agreement shall require the Seller to destroy or delete copies of any Loan Documents, Customer Information or any computer models, databases, electronic files or other electronic material prepared by the Seller or its Affiliates based in whole or in part on any Loan Documents or Customer Information.

SECTION 2.04    Servicing. (a) The Purchased Loans are sold and conveyed to the Purchaser on a servicing-released basis. Commencing on the applicable Purchase Date, immediately upon giving effect to the sale of the Purchased Loans, the servicing of the Purchased Loans by the Servicer will be conducted on behalf of the Purchaser pursuant to the AES Servicing Agreement, and the services provided by Northland with respect to the Purchased Loans will be conducted on behalf of the Purchaser pursuant to the Northland Services Agreement. The Purchaser shall be responsible for all amounts due, or to become due, to the Servicer, Northland or any other Person with respect to servicing of the Purchased Loans incurred on or after the applicable Purchase Date, including servicing compensation for the period from and after the applicable Purchase Date, deboarding fees, deconversion fees, termination fees, transfer fees or other make-whole payments in connection with the transfer of servicing to the Purchaser or the servicing of the Purchased Loans from and after such Purchase Date.

(b)    The Seller makes no representation, warranty or covenant and assumes no obligation to the Purchaser (including pursuant to Section 6.01 or Section 9.01) with respect to the servicing of the Purchased Loans by any Third-Party Servicer whether on, before or after the applicable Purchase Date, and shall have no liability to the Purchaser for any liabilities, claims, breaches, disputes, indemnities or other costs, expenses, losses or other matters, including any of the foregoing that may at any time be alleged by the Purchaser or any third-party, relating to the servicing of the Purchased Loans by any Third-Party Servicer, except that the Seller will remain responsible for all amounts due or accrued to the applicable Third-Party Servicer or any other Person with respect to servicing of the Purchased Loans incurred prior to the applicable Purchase Date.

(c)    The Seller shall be subrogated to any claims or rights of the Purchaser as against any Third-Party Servicer with respect to any amounts paid by the Seller under Article VI hereof. The Purchaser shall reasonably cooperate with the Seller, at the Seller’s expense, in the Seller’s assertion of any claim based on the right of subrogation.

SECTION 2.05    Limits on Purchaser’s Recourse; Nature of Purchased Loans.

(a)    The sale and purchase of the Purchased Loans provided for in this agreement is expressly made without recourse, and without representations or warranties of any kind or character, expressed or implied other than the representations and warranties expressly set forth herein.

(b)    The Purchaser acknowledges that it is a sophisticated private education loan holder, and has specific knowledge and experience in Loans that enable it to evaluate the merits and risks of the transactions contemplated hereunder. The Purchaser has made such independent investigation, including due diligence and financial and legal analyses, as the Purchaser determined to be warranted into the nature, validity, enforceability, collectability and value of the Purchased Loans, and all other facts it deems material to its purchase.

(c)    The Purchaser’s bid and decision to purchase the Purchased Loans is based upon its own comprehensive review and independent expert evaluation and analysis of the Purchased Loans. The Purchaser is not acting in reliance on any representation or warranty by the Seller or its Affiliates other than the representations and warranties expressly set forth herein.

(d)    The Purchaser acknowledges and agrees that the Purchase Price for the Purchased Loans reflects the quality of the assets (including any faults, defects or other adverse matters that may be associated with the Purchased Loans) and the “as is” nature of the sale. The Purchaser further acknowledges and agrees that it has been fully informed as to the nature of the Purchased Loans and has agreed to purchase them as contemplated by this Agreement.

(e)    The Purchaser acknowledges and agrees that the Seller will not be obligated to participate in any future securitization or whole loan sale or offering of the Purchased Loans or provide originator disclosure, servicer disclosure or static pool information or any similar disclosures in connection with a securitization or subsequent whole loan sale or offering.

SECTION 2.06    Borrower Benefits. The Purchaser acknowledges that the Seller currently grants certain interest rate reductions and other benefits to certain Borrowers as set forth in Exhibit E (collectively, the “Borrower Benefits”). The Purchaser agrees to honor all Borrower Benefits identified in Exhibit E, including those Borrower Benefits currently earned by Borrowers and those for which the Borrowers are eligible but which are not yet earned, with the Purchaser being responsible for the cost of such Borrower Benefits for periods after the applicable Purchase Date. Except for any applicable Seller’s Policies and Servicing Practices required to be maintained in accordance with Section 5.02(a), the Purchaser shall not be obligated to maintain any borrower benefits other than those described in Exhibit E.

SECTION 2.07    No Assignment of Contract Rights. The Purchaser acknowledges and agrees that the Seller will not assign to the Purchaser any of the Seller’s rights in, to or under any agreement, including those pursuant to which the Purchased Loans have been originated, acquired, disbursed, guaranteed, insured or serviced and including any contract or other rights that the Seller may have against any school attended by a Borrower or any originator or origination agent, disbursement agent, servicer, guarantor, other third party service provider or prior owner of any Purchased Loan.

SECTION 2.08    Rights and Risks Transferred; Security Interest. The transfer of the Purchased Loans pursuant to Section 2.01 shall constitute a sale and assignment to the Purchaser of the Purchased Loans. As purchaser of the Purchased Loans, the Purchaser shall bear the risk of future performance of the Purchased Loans, including risk of future default, except as set forth in Section 6.01 and Article IX. In the event, however, that it is determined by a court of competent jurisdiction that the transactions evidenced by this Agreement constitute a loan and not a purchase and sale, the parties hereto intend that this Agreement constitute a security agreement under Applicable Law and Regulation and that the Seller shall be deemed to have granted, and does hereby grant, to the Purchaser a security interest in all of the Seller’s right, title and interest, whether now owned or hereafter acquired, in, to and under all Purchased Loans and all other items set forth in clauses (i) through (iv) of Section 2.01(b). The grant set forth in the preceding sentence is solely for additional protection of the Purchaser’s interests in the Purchased Loans and shall not be deemed to contradict the express intent of the Seller and the Purchaser that the transfer of Purchased Loans under this Agreement is an absolute assignment of such Purchased Loans and is not a transfer of such Purchased Loans as security for a debt. The Seller hereby authorizes the Purchaser to file UCC financing statements, all amendments thereto and continuations thereof deemed necessary or appropriate by the Purchaser that identify the Seller as seller and/or debtor and the Purchaser as purchaser and/or secured party and describe the Purchased Loans.

ARTICLE III

CONDITIONS PRECEDENT

SECTION 3.01    Conditions of Purchase.

(a)    The Purchaser’s obligations on the Effective Date shall be subject to the following conditions precedent:

(i)    All representations and warranties of the Seller contained in this Agreement shall be true and correct in all material respects on, and as if made as of, the Effective Date (unless any such representation and warranty is made only as of a specific date, in which event such representation or warranty shall be true in all material respects only as of such specific date).

(ii)    The Purchaser shall have received (A) one or more officer’s certificates of the Seller certifying the names, signatures and authorization of the officers of the Seller authorized to sign this Agreement, and attaching certified organizational documents and excerpts of resolutions of the Seller’s board of directors or a relevant committee of the board relating to the transactions contemplated by this Agreement, and (B) opinions of counsel from Sidley Austin LLP (or another nationally recognized law firm), counsel to the Seller in form and substance satisfactory to the Purchaser relating to valid existence, due authorization, execution and delivery, enforceability and non-contravention of charter and of New York or Federal law.

(b)    The Purchaser’s obligation to purchase and pay for the Purchased Loans hereunder on the applicable Purchase Date shall be subject to the following conditions precedent:

(i)    The Purchaser shall have received a written certification dated as of the applicable Purchase Date from the Seller that all representations and warranties of the Seller contained in this Agreement shall be true and correct in all material respects on, and as if made as of, such Purchase Date (unless any such representation and warranty is made only as of a specific date, in which event such representation or warranty shall be true in all material respects only as of such specific date).

(ii)    The Seller shall have delivered to the Purchaser on or before such Purchase Date the Bill of Sale, the Blanket Endorsement and the Power of Attorney.

(iii)    On or prior to such Purchase Date, the Purchaser shall have received opinions of counsel from Sidley Austin LLP (or another nationally recognized law firm), counsel to the Seller, in form and substance satisfactory to the Purchaser relating to creation and perfection of the security interest granted hereunder.

(iv)    On or prior to such Purchase Date, funding under the Financing Agreements shall have been made available to the Purchaser (or its applicable Affiliate) in an aggregate amount at least equal to the Purchase Price.

(v)    The Purchaser shall have received evidence reasonably satisfactory to it that the Seller has directed AES in writing to hold physical custody and possession of the Notes evidencing the Purchased Loans on behalf of the Purchaser and not on behalf of the Seller.

(vi)    The Purchaser shall have received written acknowledgement from the Servicer and Northland that the Purchaser shall have the right to proceed against the Servicer and Northland for breaches, errors and omissions in servicing the Purchased Loans occurring prior to the applicable Purchase Date.

(vii)    The Purchaser shall have received evidence reasonably satisfactory to it that the Servicer has updated its records to reflect that it is servicing the Purchased Loans on behalf of the Purchaser.

(viii)    The Purchaser shall have received executed counterparts of (A) an Assignment and Assumption between the Seller, as assignor, and the Purchaser, as assignee, relating to AES Servicing Agreement, (B) an Assignment and Assumption between the Seller, as assignor, and the Purchaser, as assignee, relating to the Northland Services Agreement, and (C) an Assignment and Assumption between the Seller, as assignor, and the Purchaser, as assignee, relating to the Remote Access, Confidentiality and Indemnification Agreement, dated December 21, 2015, among the Seller, AES and Northland.

(ix)    Such Purchase Date shall be no later than December 31, 2017.

(c)    The Seller’s obligations on the Effective Date shall be subject to the following conditions precedent:

(i)    All representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all material respects on, and as if made as of, the Effective Date (unless any such representation and warranty is made only as of a specific date, in which event such representation or warranty shall be true in all material respects only as of such specific date).

(d)    The Seller’s obligation to sell Purchased Loans hereunder on each Purchase Date shall be subject to the following conditions precedent:

(i)    The Seller shall have received a written certification dated as of the applicable Purchase Date from the Purchaser that all representations and warranties of the Purchaser contained in this Agreement shall be true in all material respects on, and as if made as of, such Purchase Date (unless any such representation and warranty is made only as of a specific date, in which event such representation or warranty shall be true in all material respects only as of such specific date).

(ii)    The Purchaser shall have received evidence reasonably satisfactory to it that the Seller has directed AES in writing to hold physical custody and possession of the Notes evidencing the Purchased Loans on behalf of the Purchaser and not on behalf of the Seller.

(iii)    The Purchaser shall have received written acknowledgement from the Servicer and Northland that the Purchaser shall have the right to proceed against the Servicer and Northland for breaches, errors and omissions in servicing the Purchased Loans occurring prior to the applicable Purchase Date. The Seller shall have received evidence reasonably satisfactory to it that the Servicer has updated its records to reflect that it is servicing the Purchased Loans on behalf of the Purchaser.

(iv)    The Seller shall have received a written certification dated as of the applicable Purchase Date from the Purchaser that [****].

(v)    Such Purchase Date shall be no later than December 31, 2017.

(vi)    The Seller shall have received the Estimated Purchase Price in accordance with Section 2.02.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

SECTION 4.01    Representations and Warranties of the Seller.

(a)    The Seller represents and warrants to the Purchaser as of the Effective Date and each Purchase Date as follows:

(i)    The Seller is a national banking association that is duly organized and validly existing under the laws of the United States of America.

(ii)    The Seller has taken all legal and corporate action necessary to permit it to enter into and perform all of its obligations in this Agreement.

(iii)    This Agreement has been duly and validly authorized, duly executed and delivered by the Seller.

(iv)    Neither the consummation of the transactions contemplated hereby nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with

[****]	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits information subject to the confidentiality request. Omissions are designated with brackets containing asterisks. As part of our confidential treatment request, a complete version of this exhibit has been filed separately with the U.S. Securities and Exchange Commission.

or result in a breach of any of the terms, conditions or provisions of its governing documents or result in a material breach of any legal restriction by which the Seller is bound, or constitute a material default or result in an acceleration under any of the foregoing, or result in the violation of any material law, rule, regulation, order, judgment or decree to which the Seller is subject.

(v)    There are no actions or proceedings, and to the Seller’s Knowledge there are no investigations, pending or threatened, against it before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over it or its properties: (1) asserting the invalidity of this Agreement, (2) seeking to prevent the consummation of any transactions contemplated by this Agreement or (3) seeking any determination or ruling that would reasonably be expected to have a material and adverse effect on the execution, delivery or enforceability of this Agreement or the performance by the Seller of its obligations hereunder.

(vi)    Each of the representations and warranties set forth in Exhibit D is true and correct as of the Effective Date and will be true and correct as of the applicable Purchase Date (unless any such representation and warranty is made only as of a specific date, in which event such representation or warranty shall be true in all material respects only as of such specific date) with respect to each Purchased Loan.

(vii)    The transfer, assignment and conveyance of the Purchased Loans by the Seller pursuant to, and during the term of, this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction. The Seller is not transferring the Purchased Loans with an actual intent to hinder, delay, or defraud any of its creditors. The Seller is solvent and will not be rendered insolvent by the sale of any of the Purchased Loans.

(viii)    No broker, investment banker or other person is entitled to any broker’s, finder’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Seller that would become an obligation of the Purchaser or any of its Affiliates.

(b)    The representations and warranties set forth in Section 4.01(a) shall survive the sale of the Purchased Loans to the Purchaser.

(c)    Except as expressly provided in Section 4.01(a), no representation, warranty or covenant of any kind or nature, whether express or implied, including any warranties of a transferor under the UCC or pursuant to any other statute, law, rule or regulation, is being made in this Agreement or otherwise by the Seller with respect to the Purchased Loans, the related Loan Documents, the Pre-Effective Date Portfolio File, any Pre-Purchase Portfolio File, any Post-Purchase Portfolio File or the nature, condition or value of the same, including, without limiting the foregoing, any representation, warranty or covenant regarding the completeness or accuracy of any information provided by the Seller, the collectability of any Purchased Loan or the creditworthiness of any Borrower. The representations and warranties of the Seller contained in Exhibit D related to or concerning compliance with Applicable Law and Regulation are made as of the applicable Purchase Date based on judicial and regulatory proceedings, actions or publications in existence on the applicable Purchase Date that interpret such Applicable Law and

Regulation and the Seller assumes no responsibility or liability for the impact on the foregoing representations and warranties of any changes in Applicable Law and Regulation and interpretations thereof that occur after the applicable Purchase Date.

SECTION 4.02    Representations and Warranties of Purchaser. The Purchaser represents and warrants to, the Seller as of the Effective Date and each Purchase Date as follows:

(a)    The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b)    The Purchaser has taken all legal and corporate action necessary to permit it to enter into and perform all of its obligations in this Agreement. Assuming due authorization, execution and delivery by the Seller, this Agreement constitutes the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with the terms hereof, except as such enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

(c)    Neither the consummation of the transactions contemplated hereby nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of its governing documents or result in a material breach of any legal restriction by which the Purchaser is bound, or constitute a material default or result in an acceleration under any of the foregoing, or result in the violation of any material law, rule, regulation, order, judgment or decree to which the Purchaser is subject.

(d)    No Governmental Authority has commenced, enacted, issued, promulgated, enforced or entered any suit, proceeding, order or law with respect to the Purchaser or its business, operations or properties which is then in effect and has, or could reasonably be expected to have, the effect of making the transactions contemplated by this Agreement illegal or otherwise prohibiting the consummation of such transactions.

(e)    No broker, investment banker or other person is entitled to any broker’s, finder’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Purchaser that would become an obligation of the Seller or any of its Affiliates.

ARTICLE V

COVENANTS

SECTION 5.01    Covenants of the Seller.

(a)    The Seller shall as soon as reasonably practicable after identification thereof remit or credit, or cause to be remitted or credited, to the Purchaser all funds whatsoever received by the Seller on or after the applicable Purchase Date in respect of the Purchased Loans acquired by the Purchaser hereunder. Prior to such remittance, such amounts shall be held by the Seller for the benefit of the Purchaser.

(b)    The Seller shall as soon as reasonably practicable transmit to the Purchaser any written communication received by the Seller after the applicable Purchase Date that is identified as pertaining to any Purchased Loan. Such communication shall include letters, notices of death or disability, adjudication of bankruptcy and similar documents and forms requesting deferment of repayment or loan cancellations.    For avoidance of doubt, communications received by the Servicer or Northland or their respective Affiliates shall not be deemed to have been received by the Seller, and this Section 5.01(b) covers only communications actually received by the Seller.

(c)    From and after the Initial Purchase Date, until May 31, 2020, the Seller agrees to use commercially reasonable efforts (taking into account that the Seller is no longer conducting a student loan-related business) in responding to reasonable requests by the Purchaser for any records or documents related to Purchased Loans that are in the possession of the Seller and not already in the possession of the Purchaser, the Servicer, Northland or any of their respective Affiliates, designees or subcontractors.

SECTION 5.02    Covenants of Purchaser. The Purchaser covenants and agrees that at all times on and after the applicable Purchase Date for a Purchased Loan:

(a)    The Purchaser shall, and shall cause its successors and assigns to, maintain the Borrower Benefits for each Borrower of a Purchased Loan as may be receiving Borrower Benefits as of such Purchase Date or as may thereafter qualify to receive such Borrower Benefits in accordance with the terms and conditions established by the Seller under the terms of the applicable Loan Documents prior to such Purchase Date. The Purchaser acknowledges that certain other policies, practices and procedures or programs adopted by the Seller in connection with the origination, servicing and administration of the Loans and identified as Seller’s Policies and Servicing Practices may give rise to rights of, or certain benefits to, the Borrowers in addition to rights and benefits expressly provided for in the Loan Documents. The Purchaser agrees with respect to (x) any Purchased Loan which as of such Purchase Date is enjoying any right or benefit pursuant to any of the Seller’s Policies and Servicing Practices and (y) any other Purchased Loan, if the related Borrower requests any such right or benefit and submits the required documentation therefor to the Servicer at any time prior to the date that is 120 days after such Purchase Date and such Purchased Loan and/or such Borrower is eligible for such right or benefit as of the time of such submission, it shall provide each right and benefit under the Seller’s Policies and Servicing Practices for so long as such Purchased Loan and/or the related Borrower remains eligible for such right or benefit including any extensions or renewals thereof.

(b)    The Purchaser shall comply with all Applicable Law and Regulation in connection with the deconversion, ownership and collection of the Purchased Loans. The Purchaser will not violate, and will not permit the violation of, any laws relating to unfair credit collection practices in connection with the Purchased Loans in a manner that would create or expose the Seller to any claim, demand or assertion that, after the applicable Purchase Date, the Seller, its Affiliates or any of their respective employees, agents, attorneys, representatives or servicers was in any way involved in or had in any way authorized any unlawful collection practices in connection with the related Purchased Loans.

(c)    The Purchaser will not use or refer to the Seller’s name, trademark, logo or other identifying marks (or the name of any Affiliate of the Seller) (collectively, “Marks”) for any purpose relating to any Purchased Loan, except that the Purchaser may use the Seller’s Marks in connection with (i) any initial welcome letter that the Purchaser elects to send to Borrowers on Purchased Loans (solely for the purpose of disclosing that the Seller has assigned the applicable Purchased Loan to the Purchaser); provided that the Purchaser shall not send any such welcome letter to any Borrower unless the Seller has approved the form and substance of such letter (such approval not to be unreasonably withheld, conditioned or delayed), (ii) matters relating to Debtor Relief Laws or for the purpose of identifying a Purchased Loan to a Borrower in connection with the collection thereof or identifying to a potential purchaser or lender the chain of title of a Purchased Loan, (iii) communications with Borrowers with respect to Borrower Benefits and similar historical information concerning the Purchased Loans that occurred or is directly related to the period prior to the applicable Purchase Date, (iv) matters contemplated with respect to the Power of Attorney or (v) the notifications required by Section 5.02(g). Any such use by the Purchaser of the Seller’s Marks shall not in any way disparage the Seller, be injurious to the reputation of the Seller, or cause the Seller to lose goodwill. Except as provided in the Power of Attorney, neither the Purchaser nor anyone acting for the Purchaser will act or purport to act for or in the name of the Seller (or any Affiliate of the Seller) with respect to collection of any Purchased Loan or any other matter.

(d)    The Purchaser shall not retroactively charge or otherwise attempt to collect any late fees with respect to any period prior to the first anniversary of the applicable Purchase Date. For the avoidance of doubt, the Purchaser may, subject to Applicable Law and Regulation, charge and collect late fees with respect to any period subsequent to the first anniversary of the applicable Purchase Date, so long as the Purchaser shall have first provided all Borrowers of the Purchased Loans notice of the potential for the incurrence of such late fees at least 90 days (or such longer period as may be required by Applicable Law and Regulation or indicated under guidance provided by regulators) prior to charging such fees.

(e)    The Purchaser will not portray or hold itself out as an agent, partner or joint venture of the Seller (or any Affiliate of the Seller) in connection with any Purchased Loans.

(f)    The Purchaser shall not institute or continue any legal, collection or enforcement proceeding in the name of the Seller or any of its predecessors or Affiliates or mislead, whether through misrepresentation or nondisclosure or otherwise, a Borrower or any other Person as to the identity of the owner of the Purchased Loans.

(g)    Upon the written request of the Seller describing in reasonable detail the purpose of such request, the Purchaser shall provide within a reasonable time, at the Seller’s sole cost and expense and subject to restrictions under Applicable Law and Regulation, copies of the books and records relating to the Purchased Loans solely to the extent relating to the period prior to the applicable Purchase Date and to the extent necessary for (i) the preparation of financial statements, regulatory filings or tax returns of the Seller or its Affiliates in respect of periods ending on or prior to the applicable Purchase Date, (ii) responding to matters referred to in Section 5.03, (iii) evaluating and responding to any actual or threatened litigation or other legal or administrative proceedings or inquiries involving the Purchased Loans, (iv) satisfying any audit or regulatory review requirement or (v) assessing or determining the amount of or the basis for any indemnification payment or attempting to cure the related Seller Breach. Notwithstanding anything herein to the contrary, the Purchaser shall not be required to disclose information (a) that is subject to attorney-client or other legal privilege, (b) that is deemed by the Purchaser in its reasonable judgment to be competitively sensitive or (c) the disclosure of which would conflict with any confidentiality obligations by which the Purchaser is bound.

(h)    Within thirty (30) days after the applicable Purchase Date, the Purchaser shall notify Borrowers of the assignment and transfer to the Purchaser of the Seller’s interest in the Purchased Loans, and the Purchaser shall direct each Borrower to make all payments thereon directly to the Purchaser, or as the Purchaser may otherwise designate. The Seller hereby grants to the Purchaser the authority (i) to make any such notifications on the Seller’s behalf or (ii) to direct the Servicer, Northland or a subservicer or subcontractor to make such notification; provided, that the form and content of any such notification shall be as mutually agreed upon by the Seller and the Purchaser.

(i)    The Purchaser understands that the Seller will report the Purchased Loans to the appropriate credit reporting agencies as having been sold to the Purchaser. Except as required by Applicable Law and Regulation, after the applicable Purchase Date, all Borrower inquiries with respect to credit reporting shall be the responsibility of the Purchaser.

SECTION 5.03    Notice of Complaints.

(a)    The Purchaser shall, or shall cause its servicer to, transmit to the Seller, to the extent not prohibited from so doing under Applicable Law and Regulation and as soon as is reasonably practicable but in any event within five (5) Business Days after receipt thereof and identification thereof as relating to the Purchased Loans or the Seller, any written complaint or inquiry or notice of any actual or threatened litigation or administrative proceedings or governmental inquiry, from or on behalf of any Borrower, any school attended by any Borrower or any governmental authority that relates to any (i) action, omission or practice of or by the Seller or any servicer (during the time that the Seller owned the Purchased Loans) with respect to any one or more of the Purchased Loans, (ii) issue relating to the sale of any one or more of the Purchased Loans to the Purchaser or the transition of servicing of any one or more of the Purchased Loans in connection with such sale or (iii) claim against the Seller relating to any Purchased Loan. If the Purchaser receives any pleadings, subpoena, investigative demand or inquiry or similar request or process (collectively, “Pleadings”) relating to any Purchased Loan (A) that names the Seller or one of its Affiliates as a party or (B) that relates to events or circumstances prior to the applicable Purchase Date or this Agreement or the transactions contemplated hereby, then, within five (5) Business Days after the Purchaser’s receipt of any such Pleadings, the Purchaser shall notify the Seller thereof and promptly deliver copies of any such Pleadings to the Seller.

(b)    The Seller shall transmit to the Purchaser, to the extent not prohibited from so doing under Applicable Law and Regulation and as soon as is reasonably practicable but in any event within five (5) Business Days after receipt thereof and identification thereof as relating to the Purchased Loans or the Purchaser, any written complaint or inquiry or notice of any actual or threatened litigation or administrative proceedings or governmental inquiry, from or on behalf of any Borrower, any school attended by any Borrower or any governmental authority that relates to any (i) action, omission or practice of or by the Purchaser or any servicer (during the time that the Seller owned the Purchased Loans) with respect to any one or more of the Purchased Loans, or the transition of servicing of any one or more of the Purchased Loans in connection with such sale or (ii) claim against the Purchaser relating to any Purchased Loan. If the Seller receives any Pleadings relating to any Purchased Loan, including any Pleadings that name the Purchaser or one of its Affiliates as a party, then, within five (5) Business Days after the Seller’s receipt of any such Pleadings, the Seller shall notify the Purchaser thereof and promptly deliver copies of any such Pleadings to the Purchaser.

(c)    In connection with (i) any complaints, inquiries, litigation or administrative proceedings of the nature referred to in Section 5.03(a) or Section 5.03(b), (ii) any similar complaints or inquiries received by the Seller or (iii) to the extent that the Seller determines to disclose any such matter, any adverse findings or proposed adverse findings by the Seller’s bank regulators (including the CFPB) that is not required to be disclosed under Section 5.03(a) or Section 5.03(b), the Seller and the Purchaser agree to cooperate reasonably in evaluating and preparing any response to any such matter, and each shall, to the extent not prohibited from so doing under Applicable Law and Regulation, inform the other party hereto of information within its control regarding the investigation and disposition of each such matter. So long as any such response does not include any statement reflecting negatively on the Purchaser, involve any non-de minimis expense on the part of or place any obligation or liability on the Purchaser or contain any agreement that would adversely affect the Purchaser or any of its Affiliates or the enforceability of any Purchased Loans, the Purchaser agrees that the Seller shall have the right to determine (after consultation with the Purchaser) the content and manner of delivery of any such response.

(d)    Each party hereto agrees to notify the other party hereto, promptly after obtaining actual knowledge thereof, of the initiation of any litigation or administrative or judicial proceeding or investigation by or against such party hereto asserting the invalidity of this Agreement, seeking to prevent the consummation of any of the transactions contemplated hereby, or seeking any determination or ruling that would reasonably be expected to have a material adverse effect on the Purchased Loans (taken as a whole) or the ability of such party hereto to consummate the transactions contemplated by this Agreement.

ARTICLE VI

LOAN LIABILITY

SECTION 6.01    Loan Level Indemnity.

(a)    In the event that the Purchaser discovers that a breach of the representation and warranty made in Section 4.01(a)(vi) has occurred and such breach (x) materially and adversely affects the validity, enforceability or collectability of one or more of the Purchased Loans, (y) relates to Item 2 of Exhibit D and represents a discrepancy from the balances and the loan terms as reflected in the Pre-Effective Date Portfolio File or in the applicable Pre-Purchase Portfolio File or Post-Purchase Portfolio File that are represented to in such Item 2 or (z) relates to Item 1 of Exhibit D and affects the Purchaser’s right, title and interest in and to one or more of the Purchased Loans (a “Seller Breach”), then the Purchaser shall provide prompt written notice of the claimed Seller Breach to the Seller accompanied by (1) the identity of the affected Purchased Loan with respect to which the Seller Breach is alleged to have occurred and (2) sufficient documentation to enable the Seller to determine the validity of the Purchaser’s claim that a Seller

Breach has occurred, including reasonably detailed information of the material and adverse effect on the validity, enforceability or collectability of the Purchased Loan, or the effect on the Purchaser’s right, title and interest in and to the Purchased Loan, as applicable, to which such claimed Seller Breach relates. If within 60 days from receipt of written notice to the Seller of a Seller Breach (the “Cure Period”), such Seller Breach shall not have been cured (by the Seller or otherwise) in all material respects, the Seller shall indemnify the Purchaser for any actual losses, damages, judgments or related costs (including reasonable attorneys’ fees) (“Loan Losses”) to the extent arising from or due to the Seller Breach. In no event shall the Seller (1) have any obligation to provide any indemnification in respect of a Seller Breach if the Seller does not receive written notice and adequate supporting documentation of such Seller Breach, (2) have an indemnification obligation with respect to any Purchased Loan in an amount that exceeds (i) the applicable outstanding Principal Balance of such Purchased Loan as of the end of the Cure Period multiplied by the original Purchase Price percentage for such Loan as set forth in Section 2.02 of this Agreement, plus (ii) the accrued and unpaid interest with respect to such Purchased Loan as of the end of the Cure Period or (3) have any obligation to the extent that a Seller Breach is caused by the acts or omissions of, or the servicing of the Purchased Loans by, any Third-Party Servicer.

(b)    Notwithstanding any other provision of this Agreement, the Purchaser will not be entitled to indemnity pursuant to this Section 6.01 unless the aggregate amount for all Loan Losses that are subject to indemnification pursuant to this Section 6.01, together with all Losses that are subject to indemnification pursuant to Section 9.01, exceeds, on an annual basis, the Deductible Amount, and then only to the extent of such excess. This Section shall survive any termination of this Agreement.

(c)    It is understood that, except for the indemnification in respect of Third Party Claims as provided in Section 9.01, the obligation of the Seller to indemnify after the related Cure Period, as provided in and subject to the limitations in this Section 6.01, constitutes the sole remedy of the Purchaser with respect to any breach of the representations and warranties made in Section 4.01(a)(vi) (whether sounding in contract, fraud or otherwise).

(d)    The Purchaser acknowledges receipt of the document uploaded to the Data Room entitled “Loans Missing Promissory Notes” which sets forth certain Loans for which no copy of the related promissory note can be located as of the Effective Date. For any such Loan, the Purchaser agrees that it shall not be entitled to pursue a Seller Breach under this Section 6.01 solely for to the absence of a promissory note; provided, however in the event that any such Loan is not collectible due to the absence of a promissory note, in the reasonable determination of the Purchaser the Seller shall indemnify the Purchaser with respect to such Loan in accordance with this Section 6.01 and such indemnity shall not be subject to the Deductible Amount or the $[****] limit on indemnities in Section 9.01. In addition, the Purchaser acknowledges receipt of

[****]	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits information subject to the confidentiality request. Omissions are designated with brackets containing asterisks. As part of our confidential treatment request, a complete version of this exhibit has been filed separately with the U.S. Securities and Exchange Commission.

the AES Corrections File, and the Purchaser agrees that it shall not be entitled to pursue a Seller Breach under this Section 6.01 with respect to any Loan on the basis of the items noted therein; provided, however if the Principal Balance of any such Loan is revised as of a result of the correction of any such item, the Seller shall reimburse the Purchaser in accordance with Section 2.02(d).

(e)    Notwithstanding any other provision of this Agreement, the Seller shall not be required to indemnify for any Purchased Loan in the event that:

(i)    the Purchaser or its designee has not serviced the Purchased Loan in accordance with all applicable federal, state and local laws and regulations from and after the applicable Purchase Date to and including to the date of indemnification; provided, however, that the exclusion in this clause (e)(i) shall not apply if the Purchaser or its servicer has cured such servicing failure and such failure is not the cause of the Loan Loss; or

(ii)    the Purchaser or any of its employees, officers, agents, representatives, attorneys or Affiliates acted with gross negligence, bad faith or willful misconduct in connection with the events or circumstances which gave rise to such indemnity claim.

ARTICLE VII

ELECTRONIC SIGNATURES.

SECTION 7.01    Electronic Signatures. In addition to other provisions herein and not by way of limitation, the following will apply to Loans that are E-Signed:

(a)    Each of the Seller and the Purchaser further represents and agrees that such party will use commercially reasonable efforts to cooperate with any subsequent holder in all activities reasonably necessary to enforce an E-Signed Note.

(b)    The Seller shall assume sole responsibility for defending the validity or enforceability of such E-Signed Note (or for requiring such of the provider of the E-Sign process that was used to E-Sign the particular Note) to the extent that a Borrower claims in a legal proceeding that he or she did not sign the Note or to the extent of any Borrower claim in a legal proceeding or other Third-Party Claim asserting that the electronic signature of the Note is invalid.

ARTICLE VIII

PAYMENT OF EXPENSES

SECTION 8.01    Payment of Expenses. Unless otherwise expressly set forth in this Agreement, each party to this Agreement shall pay its own expenses incurred in connection with the preparation, execution, and delivery of this Agreement and the transactions herein contemplated, including, but not limited to, the fees and disbursements of counsel. The Purchaser shall be responsible for all deconversion, servicing transfer and onboarding costs associated with the sale of the Purchased Loans or the assignment to the Purchaser of rights under the Servicing Agreements or other arrangement for the servicing of the Loans after the applicable Purchase Date.

ARTICLE IX

INDEMNIFICATION

SECTION 9.01    By the Seller. The Seller shall indemnify, defend, and hold harmless the Purchaser and any officer, director, employee or agent of the Purchaser (each, a “Purchaser Indemnified Person”) against, any and all liabilities, losses, costs, damages and expenses (including account adjustments), including reasonable attorneys’ fees and legal expenses and sums paid, liabilities incurred or expenses paid or incurred (collectively, “Losses”) as a result of any Third Party Claim to the extent arising from any breach of any representation, warranty or covenant of the Seller contained herein or any act of gross negligence or willful misconduct of the Seller relating to the Purchased Loans occurring prior to the applicable Purchase Date. Notwithstanding the foregoing, (a) except for the indemnification in respect of Third Party Claims as provided in this Section 9.01, Section 6.01 shall be the Purchaser’s sole and exclusive remedy with respect to any breach of the representations and warranties made in Section 4.01(a)(vi), (b) the Seller shall have no obligation to indemnify any Purchaser Indemnified Person for any matter that arises, or for which the Claim Notice by the Purchaser Indemnified Person in accordance with Section 9.03 is made, other than with respect to a Loss arising as described above from a breach of a covenant, more than three (3) years after the applicable Purchase Date, and (c) the Seller’s indemnification obligations shall not arise to the extent the related Loss relates to the acts or omissions of the Purchaser or its Affiliates, designees or subcontractors occurring after the applicable Purchase Date, or to the acts or omissions of any Third-Party Servicer or to the servicing of the Purchased Loans by any Third-Party Servicer, or to the breach of any representation or warranty made or given to or for the benefit of the Seller by the Purchaser under this Agreement or to the gross negligence or willful misconduct of the Purchaser. Notwithstanding the limitation in clause (b) of the immediately preceding sentence, any obligation to indemnify, defend and hold harmless pursuant to this Section 9.01 shall not terminate with respect to any item as to which any Purchaser Indemnified Person shall have, before the expiration of the applicable survival period, previously made a bona fide claim by delivering notice of such claim to the Seller indemnifying party in accordance with this Section 9.01 until final resolution of such claim. Further notwithstanding any other provision of this Agreement, the Purchaser will not be entitled to indemnity pursuant to this Section 9.01 (A) unless the aggregate amount for all Losses that are subject to indemnification pursuant to this Section 9.01, together with all Loan Losses that are subject to indemnification pursuant to Section 6.01, exceeds, on an annual basis, the Deductible Amount, and then only to the extent of such excess; and (B) for any Losses or Loan Losses to the extent that making payment thereon would cause the aggregate amount paid for all Losses and Loan Losses to exceed $[****]; provided that such monetary limitation shall not apply to any Losses the causes of which are (i) the failure of the representation and warranty in item 1 of Exhibit D to be true and correct in all material respects as of the applicable Purchase Date; or (ii) the acts or omissions of the Seller or any Affiliate of the Seller acting as originator or servicer of the Purchased Loans or to the origination or servicing of the Purchased Loans by the Seller or any Affiliate of the Seller acting as servicer of the Purchased Loans. This Section shall survive any termination of this Agreement.

[****]	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits information subject to the confidentiality request. Omissions are designated with brackets containing asterisks. As part of our confidential treatment request, a complete version of this exhibit has been filed separately with the U.S. Securities and Exchange Commission.

SECTION 9.02    By the Purchaser. The Purchaser shall indemnify, defend, and hold harmless the Seller and any officer, director, employee or agent of the Seller (each, a “Seller Indemnified Person”) against, any and all Losses as a result of any Third Party Claim to the extent arising from (x) any breach of any representation, warranty or covenant of the Purchaser contained herein, (y) any act of gross negligence or willful misconduct of the Purchaser relating to the Purchased Loans occurring after the applicable Purchase Date, and (z) the acts or omissions of any servicer or relating to the servicing of the Purchased Loans, in either case occurring after the applicable Purchase Date. Notwithstanding the foregoing, (a) the Purchaser shall have no obligation to indemnify any Seller Indemnified Person for any matter that arises, or for which the Claim Notice by the Seller Indemnified Person in accordance with Section 9.03 is made, other than with respect to a Loss arising as described above from a breach of a covenant, more than three (3) years, after the applicable Purchase Date, and (b) the Purchaser’s indemnification obligations shall not arise to the extent the related Loss relates to (1) the acts or omissions of the Seller or its Affiliates, designees, or subcontractors occurring prior to the applicable Purchase Date, (2) the acts or omissions of any servicer or to the servicing of the Purchased Loans prior to the applicable Purchase Date, (3) the breach of any representation or warranty made or given to or for the benefit of the Purchaser by the Seller under this Agreement or (4) the gross negligence or willful misconduct of the Seller. Notwithstanding the limitation in clause (a) of the immediately preceding sentence, any obligation to indemnify, defend and hold harmless pursuant to this Section 9.02 shall not terminate with respect to any item as to which any Seller Indemnified Person shall have, before the expiration of the applicable survival period, previously made a bona fide claim by delivering notice of such claim to the Purchaser indemnifying party in accordance with this Section 9.02 until final resolution of such claim. Further notwithstanding any other provision of this Agreement, the Seller will not be entitled to indemnity pursuant to this Section 9.02 unless the aggregate amount for all Losses that are subject to indemnification pursuant to this Section 9.02 exceeds, on an annual basis, the Deductible Amount, and then only to the extent of such excess. This Section shall survive any termination of this Agreement.

SECTION 9.03    Procedures. (a) In the event that any claim or demand for which an indemnifying party would be liable to a Seller Indemnified Person or a Purchaser Indemnified Person (each, an “Indemnified Person”) hereunder is asserted against or sought to be collected from an Indemnified Person by a third party (each, an “Action”), the Indemnified Person shall promptly notify the indemnifying party of such Action (each, an “Indemnifying Person”), specifying the nature of such claim or demand in reasonable detail and the amount or the estimated amount thereof to the extent feasible, which estimate the parties hereto agree shall not be conclusive of the final amount of such claims and demand (the “Claim Notice”). Except as provided in Section 9.01 and Section 9.02, the failure to provide the Claim Notice to the Indemnifying Person promptly will not relieve the Indemnifying Person of any liability it may have to the Indemnified Person giving the Claim Notice, except to the extent that the Indemnifying Person demonstrates that the defense of such action is actually and materially prejudiced by the Indemnified Person’s failure to give such Claim Notice promptly. The Indemnifying Person shall have ten (10) Business Days from receipt of the Claim Notice (the “Notice Period”) to notify the Indemnified Person in writing whether or not the Indemnifying Person, acting reasonably and in good faith, disputes liability to the Indemnified Person hereunder with respect to such claim or demand and such notification shall provide the rationale and factual basis for any such dispute (a “Dispute Notice”). Any Dispute Notice shall be resolved by the mutual agreement of the Indemnified Person and the Indemnifying Person, by a final consent order or regulatory finding by a regulator, or by a final order, decree or judgment of a court of competent jurisdiction. The Indemnified Person hereby covenants, undertakes and agrees that if it is ultimately determined (either by mutual agreement of the parties, by a final consent order or regulatory finding by a regulator, or by such final order, decree or judgment referred to in the previous sentence) that Indemnified Person was not entitled to be indemnified by the Indemnifying Person, the Indemnified Person shall reimburse the Indemnifying Person, within ten (10) Business Days of such agreement, final consent order or regulatory finding, or final order, decree or judgment, for all out-of-pocket costs and expenses (including reasonable attorneys’ fees and legal expenses) incurred by the Indemnifying Person in defending the related claim or demand, from the date on which the Indemnifying Person began defending such claim or demand. During any period when the Indemnifying Person has retained its own counsel in accordance with this Section 9.03(b), the Indemnified Person shall not pay, compromise or settle such Action without the Indemnifying Person’s consent, which may be granted or withheld in the Indemnifying Person’s sole discretion; provided that the Indemnified Person may nonetheless pay, compromise or settle such Action without such consent during such period, in which event it shall, automatically and without any further action on its part, waive any right (whether or not pursuant to this Agreement) to indemnity in respect of all Losses relating to such Action.

(b)    The Indemnifying Person will be entitled to assume and control the defense of the Action for which indemnity is sought at its expense and through counsel of its choice, reasonably acceptable to the Indemnified Person, if it gives notice of its intention to do so to the Indemnified Person within thirty days of the receipt of such notice from the Indemnified Person; provided that if (i) there is a material legal conflict of interest between the Indemnifying Person and the Indemnified Person, (ii) there are specific defenses available to the Indemnified Person that are different from or additional to those available to the Indemnifying Person that could be adverse to the Indemnifying Person or (iii) the Action seeks an injunction or other equitable relief against the Indemnified Person, then the Indemnified Person shall be entitled to retain its own counsel at the reasonable expense of the Indemnifying Person. If the Indemnifying Person exercises the right to undertake any such defense against any such Action as provided above, then (1) the Indemnified Person will cooperate reasonably with the Indemnifying Person in such defense and make available to the Indemnifying Person, at the Indemnifying Person’s reasonable expense, all witnesses, pertinent records, materials and information in the Indemnified Person’s possession or control relating thereto as is reasonably required by the Indemnifying Person and (2) any separate counsel retained by the Indemnified Person (which shall be at the sole expense of the Indemnified Person) shall cooperate with the counsel retained by the Indemnifying Person in such defense. Similarly, if the Indemnified Person is, directly or indirectly, conducting the defense against any such Action, then the Indemnifying Person will cooperate with the Indemnified Person in such defense and make available to the Indemnified Person, at the Indemnifying Person’s reasonable expense, all such witnesses, records, materials and information in the Indemnifying Person’s possession or control relating thereto as is reasonably required by the Indemnified Person.

(c)    The Indemnifying Person will not, without the written consent of the Indemnified Person, settle or compromise any Action or consent to the entry of any judgment or order that imposes any obligation on the Indemnified Person to take or refrain from taking any particular conduct or that does not include as an unconditional term thereof the delivery by the claimant or plaintiff to the Indemnified Person of a written release from all liability in respect of such Action. If the Indemnifying Person, within thirty days after receipt of notice of any such Action, fails to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Person, then the Indemnified Person shall have the right to undertake the defense or, with the consent of the Indemnifying Person, to undertake a compromise or settlement of such Action on behalf of and for the account and at the risk of the Indemnifying Person. During any period when the Indemnifying Person is not contesting any such Action in good faith, the Indemnifying Person shall not be liable for any compromise or settlement of any such Action effected without its written consent, which will not be unreasonably withheld, conditioned or delayed (taking into account the nature of the claim and the terms of the proposed settlement, including whether the proposed settlement includes a full and unconditional release of the Indemnifying Person by the claimant and whether the proposed settlement would require the Indemnifying Person to take or refrain from taking any action or course of conduct). During any period when the Indemnifying Person is contesting any such Action in good faith, the Indemnified Person shall not pay, compromise or settle such Action without the Indemnifying Person’s consent, which may be granted or withheld in the Indemnifying Person’s sole discretion; provided that the Indemnified Person may nonetheless pay, compromise or settle such Action without such consent during such period, in which event it shall, automatically and without any further action on its part, waive any right (whether or not pursuant to this Agreement) to indemnity in respect of all Losses relating to such Action. If the Indemnifying Person shall defend any such Action until such Action shall be adjudicated by order, decree, ruling or other action, then the Indemnifying Person shall have the right, in the exercise of its reasonable discretion, to determine whether or not to appeal such adjudication.

(d)    The Seller and the Purchaser agree that any payment by the Seller in respect of a Seller Breach pursuant to Section 6.01 shall be treated as an adjustment to the Purchase Price for all tax purposes, except as otherwise required by Applicable Law and Regulation.

ARTICLE X

CONFIDENTIALITY, PRIVACY AND INFORMATION SECURITY

SECTION 10.01    Confidential Information.

(a)    The Purchaser and the Seller each agrees that it (i) shall (and shall require its respective Representatives to whom Confidential Information is provided to) treat and safeguard the Confidential Information (other than the Loan Documents) as private and confidential and hold it in complete confidence and (ii) shall not (and shall require its Representatives to whom Confidential Information is provided not to), except as hereinafter provided, disclose Confidential Information (other than the Loan Documents) to any person in any manner whatsoever. Without limiting the foregoing, the Purchaser and the Seller each shall (and require its respective Representatives to whom Confidential Information is provided to) treat the Confidential Information with at least the same degree of care that the Purchaser or the Seller, as applicable, uses to protect its own confidential and proprietary information of a similar nature, but no less than a reasonable degree of care. The Purchaser or the Seller, as applicable, shall be liable for any failure by its Representatives to comply with the applicable terms of this

Agreement and shall promptly notify the other party in writing of any actual or suspected misuse or unauthorized access to or disclosure of Confidential Information by the Purchaser or the Seller, as applicable, or any of its respective Representatives, of which unauthorized access, misuse or disclosure the Purchaser or the Seller, as applicable, or its respective Affiliates become aware.

(b)    Except to the extent of any right, title or interest expressly transferred to the Purchaser hereunder, the Purchaser acknowledges and agrees (on behalf of itself and its Affiliates) that the Seller and its Affiliates reserve and retain all of their rights and interests in the Confidential Information disclosed to the Purchaser or its Representatives in connection with this Agreement, and none of such rights and/or interests shall pass to the Purchaser or any of its Representatives as a result of such disclosure. The Seller acknowledges and agrees (on behalf of itself and its Affiliates) that the Purchaser and its Affiliates reserve and retain all of their rights and interests in the Confidential Information disclosed to the Seller or its Representatives in connection with this Agreement, and none of such rights and/or interests shall pass to the Seller or any of its Representatives as a result of such disclosure.

(c)    [Reserved].

(d)    The Purchaser shall, and shall require its Representatives, to collect, hold, disclose and use, all “Nonpublic Personal Information”, as defined by the Gramm Leach Bliley Act (together with the regulations promulgated thereunder, “GLBA”), and all other personally identifiable information about Borrowers collected by the Seller or its Affiliates prior to the applicable Purchase Date (including any such information contained in the Loan Documents) and disclosed to the Purchaser as a result of the consummation of the transactions contemplated by this Agreement (collectively, the “Customer Information”), in compliance with the GLBA, the Fair Credit Reporting Act (“FCRA”) and all other applicable federal and state data protection and privacy laws. The Purchaser shall, and shall require its Representatives to, take all reasonable measures to ensure that the Customer Information is not disclosed, published, released, transferred, duplicated or otherwise made available to others in contravention of the provisions of this Agreement or of the GLBA, the FCRA or other Applicable Law and Regulation, and that Customer Information shall be destroyed as and when required by Applicable Law and Regulation. Moreover, the Purchaser represents and warrants that it has in place appropriate administrative, technical and physical safeguards for the Customer Information designed to ensure the security and confidentiality of such information, protect against any anticipated threats or hazards to the security or integrity of such information, and protect against unauthorized access to or use of such information, which could result in substantial harm or inconvenience to any Borrower.

SECTION 10.02    Confidentiality of Transaction Information.

Except as provided in Section 10.03, none of the Seller, the Purchaser and their respective Representatives, without the prior written consent of the other party hereto, shall disclose to any Person the fact that (i) this Agreement exists or the terms hereof, (ii) discussions or negotiations are taking or have taken place regarding the transactions contemplated hereby or the content and status of such discussions or negotiations, (iii) Confidential Information has been made available to the Purchaser or any of its Representatives, or (iv) the Purchaser or any of its Representatives have inspected any portion of the Confidential Information (such information set forth in clauses (i) through (iv), collectively, the “Transaction Information”).

SECTION 10.03    Disclosure of Confidential Information and Transaction Information.

(a)    Notwithstanding anything to the contrary herein, the disclosure of Confidential Information (in the case of the Purchaser) or Transaction Information (in the case of either party hereto) shall not be precluded under this Agreement if such disclosure is, in the reasonable determination of the disclosing party after consultation with counsel, required by Applicable Law and Regulation, including by any administrative or regulatory authority having jurisdiction over the disclosing party or any of its Affiliates; provided that the disclosing party shall first give prompt written notice to the other party hereto (unless such notice is legally prohibited) and reasonably cooperate with the other party hereto and its Affiliates so that the other party hereto or its Affiliates, as the case may be, may take legally available steps to resist or narrow any applicable request, subpoena or order and obtain an appropriate protective order. If, in the absence of a protective order or other remedy obtained by the other party hereto, the disclosing party (or its Affiliate) should nonetheless, in the reasonable determination of the disclosing party after consultation with counsel, be required to disclose the Confidential Information or Transaction Information, then only that portion of the Confidential Information or Transaction Information that counsel advises is legally required to be disclosed, may be disclosed; provided that the disclosing party (or such Affiliate) shall request confidential treatment of any Confidential Information or Transaction Information so disclosed. Notwithstanding the foregoing, the Seller, the Purchaser and their respective Affiliates may disclose any Transaction Information to any regulatory authority having jurisdiction over the Seller, the Purchaser or any of such Affiliates, as applicable, without notice to the Purchaser or any other person.

(b)    Each party hereto acknowledges and agrees that failure by a disclosing party or its Representatives to comply with this Article X might result in irreparable harm to the other party hereto and that monetary damages might not be an adequate remedy. Therefore, each party hereto agrees that a disclosing party, in addition to any other remedy to which it may be entitled at law or equity, shall be entitled to seek specific performance and injunctive or other equitable relief to enforce the provisions of this Article X. The terms and provisions of this Article X shall survive the termination of this Agreement.

ARTICLE XI

MISCELLANEOUS.

SECTION 11.01    Further Assurances. Subject to the terms and conditions of this Agreement, each of the Seller and the Purchaser shall (and shall cause its Affiliates to) use its commercially reasonable efforts to take, or cause to be taken, any and all actions and to do, or cause to be done, any and all things necessary under Applicable Law and Regulation, so as to: (i) consummate of the purchase of the Purchased Loans in accordance with this Agreement, and (ii) otherwise enable consummation of the transactions contemplated by this Agreement.

SECTION 11.02    Waiver or Modification. The provisions of this Agreement cannot be waived or modified unless such waiver or modification shall be in writing and signed by the parties hereto.

SECTION 11.03    GOVERNING LAW; JURISDICTION AND VENUE. THIS AGREEMENT AND ALL DISPUTES, CLAIMS, CONTROVERSIES, DISAGREEMENTS, ACTIONS AND PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT, INCLUDING THE SCOPE OR VALIDITY OF THIS PROVISION, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICTS OF LAW PROVISIONS (OTHER THAN §§ 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW). EACH OF THE PARTIES HERETO HEREBY AGREES TO THE NON-EXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY, BOROUGH OF MANHATTAN, AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.

SECTION 11.04    WAIVER OF JURY TRIAL. THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY AND ALL RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, OR ANY OTHER DOCUMENTS OR INSTRUMENTS EXECUTED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTION OF THE PARTIES HERETO.

SECTION 11.05    Successors. All representations, warranties, covenants, and agreements herein contained shall inure to the benefit of and be obligatory upon all successors of the respective parties hereto, whether through merger, acquisition or purchase of assets substantially equivalent to an acquisition, and, subject to Sections 4.01(b), 9.01 and 9.02, shall survive the sale of any Purchased Loans hereunder and any termination of this Agreement.

SECTION 11.06    Counterparts. This Agreement may be executed in one or many counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument. Such counterparts may be delivered by e-mail or other electronic copy. Facsimile and .pdf signatures shall be deemed valid and binding to the same extent as the original.

SECTION 11.07    Notices. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including communication by electronic means) and e-mailed, mailed, delivered by nationally recognized overnight courier service, transmitted or delivered by hand, as to each party hereto, at its address set forth below or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, upon receipt, or in the case of notice by (i) mail, two (2) Business Days after being deposited in the United States mails, first class postage prepaid or (ii) e-mail or other electronic copy, when verbal communication of receipt is obtained:

If to the Purchaser:

Navient Credit Finance Corporation

11100 USA Parkway

Fishers, IN 46038

Attn: [****] Senior Vice President

Email: [****]

With a copy to:

Navient Corporation

123 Justison Street

Wilmington, DE 19801

Attn: [****] Chief Legal Officer

Email: [****]

With a further copy to:

Navient Corporation

2001 Edmund Halley Drive

Reston, Virginia 20191

Attn: [****] Senior Vice President & Treasurer

Email: [****]

[****]	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits information subject to the confidentiality request. Omissions are designated with brackets containing asterisks. As part of our confidential treatment request, a complete version of this exhibit has been filed separately with the U.S. Securities and Exchange Commission.

If to the Seller:

JPMorgan Chase Bank, N.A.

201 North Walnut Street, Floor 14

Wilmington, DE 19801

Attn: [****]

Email: [****]

With a copy to:

JPMorgan Chase Bank, N.A.

14800 Frye Road, Floor 01

Fort Worth, TX 76155-2732

Attn: [****]

Email: [****]

Either party hereto may change the address and name of the addressee to which subsequent notices are to be sent to it by notice to the other party hereto given as aforesaid.

SECTION 11.08    Restrictions on Assignment. This Agreement, and all rights benefits and obligations contained herein, shall not be assignable by either party hereto, in whole or in part, without the express written consent of the other party hereto. The Purchaser may sell and transfer one or more of the Purchased Loans; provided, that such sale or transfer shall not be effected through any assignment of this Agreement or any of the Purchaser’s rights hereunder and any related transferee will not be deemed to be “Purchaser” hereunder.

SECTION 11.09    No Third Party Beneficiaries. This Agreement does not and is not intended to confer any rights or remedies upon any person other than the Seller and the Purchaser and the respective permitted successors of the Seller and the Purchaser.

SECTION 11.10    Limitation on Liability. No director, member, officer, employee or agent of any party of this Agreement shall be individually liable to any other party for the taking of any action, or for refraining to take any action, in good faith pursuant to this Agreement. The Agreement is a corporate obligation of each party and any liability arising hereunder shall be a corporate liability.

SECTION 11.11    Limitation on Remedies. Notwithstanding any other provision of this Agreement to the contrary, except in cases of fraud by such party, neither party hereto shall be responsible for any amounts constituting, or liable to any other party for, any indirect, consequential, special, exemplary or punitive damages with respect to any matter whatsoever arising out of this Agreement, including lost profits, even if such party has been advised of the possibility of such loss or damage.

SECTION 11.12    Severability. The invalidity, illegality or unenforceability of any provision or term of this Agreement in any instance shall not affect the validity or enforceability of such provision in any other instance or the validity or enforceability of any other provision, and each such provision shall be enforced to the fullest extent possible.

[****]	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits information subject to the confidentiality request. Omissions are designated with brackets containing asterisks. As part of our confidential treatment request, a complete version of this exhibit has been filed separately with the U.S. Securities and Exchange Commission.

SECTION 11.13    Survival. This Agreement and any non-disclosure agreements entered into by any of the parties hereto in connection with the Purchased Loans and the transactions contemplated under this Agreement that explicitly survive the consummation of the transactions contemplated hereunder constitute the entire understanding between the parties hereto with respect to the Purchased Loans and supersede all prior or contemporaneous oral or written communications regarding same. The parties hereto understand and agree that no employee, agent or other representative of a party has any authority to bind such party with respect to any statement, representation, warranty or other expression unless said statement, representation, warranty or other expression is specifically included within the express terms of this Agreement.

SECTION 11.14    Sale Treatment. It is the express intention of the parties that the transactions contemplated by this Agreement be, and be construed as, a sale of the Purchased Loans by the Seller and not a pledge of the Purchased Loans by the Seller to the Purchaser to secure a debt or other obligation of the Seller. Further, the transactions contemplated by this Agreement are not intended in any way to constitute the sale of a “security” or “securities” within the meaning of any applicable securities laws, and none of the representations, warranties or agreements of the Seller or the Purchaser shall create any inference that the transactions involve any “security” or “securities.” Consequently, the sale of each Purchased Loan shall be reflected as a sale on the Seller’s and the Purchaser’s business records, tax returns and financial statements. Accordingly, the Seller and the Purchaser shall each treat the transaction for federal income tax purposes as a sale by the Seller, and a purchase by the Purchaser, of the Purchased Loans.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the day and year first above written.

SELLER: JPMORGAN CHASE BANK, N.A.	PURCHASER: NAVIENT CREDIT FINANCE CORPORATION

By: /s/ Sarah Youngwood	By: /s/ Jerry Maher
Printed Name: Sarah Youngwood	Printed Name: Jerry Maher
Title: Managing Director	Title: Vice President

Signature page to Private Student Loan Sale Agreement

EXHIBIT A TO

LOAN SALE AGREEMENT

LOAN SCHEDULE

[To be provided for each Purchase Date]

Exh. A-1

EXHIBIT B TO

LOAN SALE AGREEMENT

BILL OF SALE

FOR VALUE RECEIVED, JPMORGAN CHASE BANK, N.A. (the “Seller”), pursuant to the terms and conditions of that certain Private Student Loan Sale Agreement dated as of April 18, 2017 (the “Agreement”) by and between the Seller and Navient Credit Finance Corporation, a Delaware corporation (the “Purchaser”), does hereby sell, transfer, assign, and otherwise convey to the Purchaser and its successors and assigns, all right, title, and interest of the Seller in and to the following: (1) the Loans identified in Annex I attached hereto (the “Purchased Loans”), including the underlying Notes and other Loan Documents related thereto; (2) all revenues and recoveries of principal and interest from the Purchased Loans, including all Borrower payments due or to become due or that accrue on the Purchased Loans as of or after the applicable Purchase Date; (3) the servicing rights relating to the Purchased Loans; and (4) the proceeds of any and all of the foregoing received on and after the applicable Purchase Date. All capitalized terms used and not otherwise defined herein shall have the meaning ascribed to them in the Agreement.

TO HAVE AND TO HOLD the same unto the Purchaser, its successors and assigns, forever. This Bill of Sale is made pursuant to and is subject to the terms and provisions of the Agreement, and is without recourse, except as provided in the Agreement.

IN WITNESS WHEREOF, the Seller has caused this Bill of Sale to be executed by one of its officers duly authorized to be effective as of the [    ] day of [            ], 2017.

JPMORGAN CHASE BANK, N.A.

By:

Printed Name:

Title:

Exh. B-1

EXHIBIT B TO

LOAN SALE AGREEMENT

(Continued)

Annex I

[Identification of Purchased Loans]1

[1]	Reference Exhibit A if that is final schedule. May also reference servicing reports or Portfolio File (detailed listing). May be an exceptions schedule if nonconforming loans to be sold.

Exh. B-2

EXHIBIT B TO

LOAN SALE AGREEMENT

(Continued)

BLANKET ENDORSEMENT OF

STUDENT LOAN PROMISSORY NOTES

Pursuant to the Private Student Loan Sale Agreement dated April 18, 2017 (the “Agreement”), the undersigned (the “Seller”), by execution of this instrument, hereby endorses the attached promissory note, which is one (1) of the promissory notes (the “Notes”) listed on the Bill of Sale attached as Annex I hereto dated the date hereof and executed by the Seller in favor of NAVIENT CREDIT FINANCE CORPORATION (the “Purchaser”) as described in the executed Bill of Sale. If the promissory notes include any Master Promissory Notes, the Seller endorses such Master Promissory Notes only to the extent they evidence particular loans that are described in said Bill of Sale. This endorsement is in blank, unrestricted form. Except as stated in the foregoing sentence, this endorsement is without recourse, except as provided under the terms of the Agreement. All right, title, and interest of the Seller in and to the promissory notes and related documentation identified in the attached loan ledger are transferred and assigned to the Purchaser. All capitalized terms used and not otherwise defined herein shall have the meaning ascribed to them in the Agreement.

This endorsement may be further manifested by attaching this instrument or a facsimile hereof to each or any of the promissory notes and related documentation acquired by the Purchaser from the Seller, or by attaching this instrument to the loan ledger schedule, as the Purchaser may require or deem necessary.

Dated this [    ] day of [            ], 2017.

JPMORGAN CHASE BANK, N.A.

By:

Printed Name:

Title:

Exh. B-3

EXHIBIT C TO

LOAN SALE AGREEMENT

LIMITED POWER OF ATTORNEY

THIS POWER OF ATTORNEY is made on the [    ] day of [            ], 2017, by JPMorgan Chase Bank, N.A. (“JPMorgan”) in favor of Navient Credit Finance Corporation (the “Purchaser”) (JPMorgan together with the Purchaser, collectively, the “Parties” and each, individually, a “Party”).

WHEREAS:

(A)	Pursuant to the Private Student Loan Sale Agreement dated as of April 18, 2017 (the “Sale Agreement”) between the Parties and subject to the terms and conditions contained therein, on the Initial Purchase Date and from time to time thereafter on the applicable Purchase Date, JPMorgan shall sell, and the Purchaser shall purchase, the Purchased Loans.

(B)	Pursuant to the Sale Agreement, JPMorgan is required to execute and deliver this Power of Attorney.

NOW THIS DEED WITNESSETH, in consideration of the closing of the transactions contemplated by the Sale Agreement and for good and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

(1)	Capitalized terms used in this Power of Attorney but not otherwise defined herein shall have the meaning assigned to them in the Sale Agreement.

(2)	In this Power of Attorney words importing the singular number only include the plural and vice versa.

(3)	Effective as of the applicable Purchase Date of each Purchased Loan, JPMorgan irrevocably appoints the Purchaser to be its true and lawful attorney for the sole purpose of signing and endorsing any:

(a)	checks or other forms of payment in respect of any Purchased Loan that are provided in payment for any receivable in respect of any Purchased Loan, which check or other form of payment has been made out to JPMorgan by the Borrower under such Purchased Loan;

(b)	Notes and other Loan Documents relating to the Purchased Loans; and

(c)	Other notes, instruments, and other documents necessary to carry out the intent of the Sale Agreement and the transfers provided for therein.

Exh. C-1

(4)	This Power of Attorney will expire, without any further action required to be taken by either Party, on the 365th day following the applicable Purchase Date of each Purchased Loan.

(5)	This Power of Attorney shall be binding upon and enforceable by, and shall inure to the benefit of, the Parties hereto and their respective successors and assigns and no others, and shall not be construed as conferring and is not intended to confer any rights on any other Person.

(6)	The laws of the State of New York and the federal laws applicable therein shall apply to this Power of Attorney and the interpretation thereof.

(7)	This Power of Attorney may be executed in counterparts, each of which may be delivered electronically, including by facsimile transmission.

[The remainder of this page has been left blank intentionally. Signature page follows]

Exh. C-2

JPMorgan has executed and delivered this Power of Attorney as of the date first above written.

JPMORGAN CHASE BANK, N.A.

By:
Name:
Title:

Acknowledgment and acceptance:

The undersigned accepts the above appointment.

NAVIENT CREDIT FINANCE CORPORATION

By:
Name:
Title:

Exh. C-3

EXHIBIT D TO

LOAN SALE AGREEMENT

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO LOANS

1.	The Seller is the sole owner of such Loan, free and clear of any liens, claims or encumbrances of any nature; and the Seller is free to transfer, and has transferred, title to such Loan to the Purchaser.

2.	The information presented with respect to such Loan in each applicable Portfolio File in the data fields identified on Schedule II to this Agreement is true and correct in all material respects, as of the date specified in such Portfolio File.

3.	It is a Loan that has either been fully disbursed to the related Borrower or directly to the school on the related Borrower’s behalf. Such Loan was marketed as an education loan and, in connection with the origination thereof, the school which the related Borrower intended to attend was noted on the application therefor, the original amount of such Loan was considered reasonably in line with published costs of attendance of such school and enrollment in such school was verified via a national clearinghouse search or based on upon documents submitted by the related Borrower.

4.	Such Loan is serviced by the Servicer immediately prior to sale.

5.	As of the applicable Purchase Date, such Loan is not a Charged-Off Loan.

6.	Such Loan has been originated, including payment of all applicable origination fees and other fees, and serviced in accordance with all Applicable Law and Regulation; provided, that, no representation or warranty is made with respect to the servicing of such Loan by any Third-Party Servicer.

7.	Such Loan is denominated and payable solely in U.S. Dollars in the United States and was made for the purpose of attendance by the Borrower thereof at a school in the United States.

8.	Such Loan is the legal, valid and binding obligation of the Borrower thereof and is subject to no defenses (except the defense of infancy), subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws relating to or affecting creditors’ rights generally (including the Service members’ Civil Relief Act), and subject to general principles of equity and except for any rights that the Borrower may have pursuant to the Seller’s Policies and Servicing Practices, under the Borrower Benefits or consistent with the Seller’s Policies and Servicing Practices. Except for the Borrower Benefits, the Seller has previously paid for all other rebates that were promised to the Borrowers.

9.	Such Loan provides for payments on a periodic basis that will fully amortize the Principal Balance thereof by its maturity, as such maturity may be modified in accordance with applicable deferral and forbearance periods granted in accordance with Applicable Law and Regulation or the Seller’s Policies and Servicing Practices.

Exh. D-1

10.	Such Loan is assignable to the Purchaser and for such assignment does not by its terms require the consent of or notice to the related Borrower.

11.	Such Loan does not have any borrower incentive in effect as of the applicable Purchase Date other than the Borrower Benefits, and the related Borrower is not eligible for any borrower incentives other than the Borrower Benefits.

12.	The Seller has applied to such Loan all the Borrower Benefits for which the related Borrower is eligible and which have been earned.

13.	Immediately prior to the applicable Purchase Date, the Note evidencing such Loan is in the possession of AES as custodian for the Seller.

14.	The Seller has not waived, altered or modified any of the material terms, covenants or conditions of such Loan (or the related Note) except (i) as reflected in the related Portfolio File, (ii) in accordance with Seller’s Policies and Servicing Practices or pursuant to Borrower Benefits or (iii) for grants of forbearance, extensions of grace periods and other modifications or concessions made in accordance with Seller’s Policies and Servicing Practices or as exceptions to such policies and practices approved by the Seller.

15.	Except for Purchased Loans executed electronically, there is only one original executed or authenticated copy of the Note evidencing such Loan. For Purchased Loans that were executed electronically, either (i) the Seller has possession of the electronic records evidencing the Note or (ii) the Seller has agreements with the previous holders or servicers of such Note under which the relevant holder or servicer agrees to hold and maintain the electronic records evidencing the Note, in each case as may be necessary to enforce the Note or as may be required by applicable e-sign laws.

16.	With respect to any Bankruptcy Loan, as of the applicable Purchase Date, (i) such Loan is not the subject of any adversary proceeding currently pending in a bankruptcy court or on appeal from a bankruptcy court decision, including any adversary proceeding asserting that such Loan should be discharged in the bankruptcy case and (ii) no claim arising from such Loan has been deemed disallowed or expunged in a pending bankruptcy proceeding.

17.	The Principal Balance of such Loan is not less than $100.00.

The parties acknowledge that since no representation or warranty is made with respect to the servicing of, or the reporting or record-keeping with respect to, any Loan by any Third-Party Servicer, if any representation or warranty in this Exhibit D is untrue or inaccurate due to an act or omission by a Third-Party Servicer, then the untruth or inaccuracy of such representation or warranty shall not constitute a basis for a claim of a breach of such representation or warranty.

Exh. D-2

EXHIBIT E TO

LOAN SALE AGREEMENT

BORROWER BENEFITS

AES Benefit Code	Description
[****	****

****	****

****	****

****	****

****	****

****]

[****]	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits information subject to the confidentiality request. Omissions are designated with brackets containing asterisks. As part of our confidential treatment request, a complete version of this exhibit has been filed separately with the U.S. Securities and Exchange Commission.

Exh. E-1

EXHIBIT F TO

LOAN SALE AGREEMENT

SELLER’S POLICIES AND SERVICING PRACTICES

	Servicing Practice	General Description / Notes
1	[****	****

2	****	****

3	****	****

4	****	****

5	****	****

6	****	****

7	****	****

8	****	****

Exh. F-1

	Servicing Practice	General Description / Notes
9	****	****

10	****	****]

[****]	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits information subject to the confidentiality request. Omissions are designated with brackets containing asterisks. As part of our confidential treatment request, a complete version of this exhibit has been filed separately with the U.S. Securities and Exchange Commission.

Exh. F-2

SCHEDULE I TO

LOAN SALE AGREEMENT

Officers of Seller

1.	[****], Managing Director (Manager Chase Student Loans)

2.	[****], Executive Director, Operations Manager (Student Loan Servicing)

3.	[****], Executive Director, Analytics and Reporting

4.	[****], Managing Director, Risk Manager

5.	[****], Executive Director, Accounting Manager

6.	[****], Executive Director, Operations Manager (Student Loan Collections)

7.	[****], Executive Director, Vendor Management and Customer Experience

[****]	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits information subject to the confidentiality request. Omissions are designated with brackets containing asterisks. As part of our confidential treatment request, a complete version of this exhibit has been filed separately with the U.S. Securities and Exchange Commission.

Sch. I-1

SCHEDULE II TO

LOAN SALE AGREEMENT

Data Field	Portfolio File
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[****] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits information subject to the confidentiality request. Omissions are designated with brackets containing asterisks. As part of our confidential treatment request, a complete version of this exhibit has been filed separately with the U.S. Securities and Exchange Commission.

Sch. II-1